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                               STATE OF DELAWARE

                                     [SEAL]

                          OFFICE OF SECRETARY OF STATE

                                   ----------

        I, JEFFREY D. LEWIS, ACTING SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF MILLER & BENSON INTERNATIONAL, LTD., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, MERGING OIL SECURITIES, INC. A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 1992, AT 3 O'CLOCK P.M.
        AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                              * * * * * * * * * *



        [SEAL]                          /s/ Jeffrey D. Lewis
                                        ----------------------------------
                                        ACTING SECRETARY OF STATE

                                        AUTHENTICATION: *3324583

752027059                                         DATE: 01/28/1992

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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                              OIL SECURITIES, INC.
                             (a Nevada corporation)
                                      INTO
                      MILLER & BENSON INTERNATIONAL, LTD.
                            (a Delaware corporation)

        The undersigned, ROBERT N. WEINGARTEN, certifies that:

        1. He is the President and Secretary of OIL SECURITIES, INC., a Nevada corporation (the "Corporation") and he is also the President and Secretary of MILLER & BENSON, INTERNATIONAL, LTD., a Delaware corporation ("M&B Delaware").

        2. The Corporation is subject, pursuant to Chapter 11 of the United States Bankruptcy Code, to the jurisdiction of the United States Bankruptcy Court for the Central District of California (the "Court"), in a proceeding entitled "In re OIL SECURITIES, INC., a Nevada corporation, Debtor," Chapter 11 Case No. LA88-09257-AA.

        3. The Corporation owns 100 shares of the common stock of M & B Delaware, representing 100% of the issued and outstanding common stock of M & B Delaware.

        4. Pursuant to an Order of the Court entered on June 25, 1991, confirming the Corporation's Plan of Reorganization (the "Order"), the Court has granted the Corporation the authority to change its state of incorporation as the Corporation's Board of Directors may select.

        5. Attached hereto is a copy of the Action by the Unanimous Written Consent of the Directors of Oil Securities, Inc., duly adopted by the unanimous written consent of the Corporation's Directors on January 22, 1992, authorizing a merger (the "Merger") with M & B Delaware, with M & B Delaware as the surviving corporation (the "Resolutions").

        6. Also attached hereto is that certain Plan of Reorganization and Agreement of Merger, dated as of January 27, 1992, between the Corporation and M & B Delaware (the "Agreement"), setting forth the terms and conditions of the Merger.


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        7.  The Resolutions and the Agreement have not been amended, rescinded or revoked.

        IT WITNESS WHEREOF, the undersigned being duly authorized as aforesaid, has executed this Certificate this 27th day of January, 1992.

                                        /s/ Robert N. Weingarten
                                        ----------------------------------
                                        ROBERT N. WEINGARTEN
                                        President and Secretary


 /s/ Robert N. Weingarten
 ----------------------------------
 ROBERT N. WEINGARTEN
 President and Secretary



STATE OF CALIFORNIA    )
                       )       ss.
COUNTY OF LOS ANGELES  )

        On January 27, 1992, before me, Susan MacInnis, a Notary Public, personally appeared Robert N. Weingarten, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal,

Signature  /s/ Susan MacInnis                             [SEAL]
           ----------------------

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                        ACTION BY THE SOLE DIRECTOR OF

                             OIL SECURITIES, INC.

Pursuant to Section 11 of Article III of the Corporation's Bylaws, the following resolutions are hereby adopted by the sole director of the Corporation's Board of Directors, this 27th day of January, 1992.

APPROVAL OF MERGER WITH MILLER & BENSON INTERNATIONAL, LTD.

WHEREAS, the United States Bankruptcy Court for the Central District of California (the "Court") approved the Corporation's Plan of Reorganization (the "Plan") on June 25, 1991; and

WHEREAS, pursuant to the Plan, the Court has granted the Corporation the authority to change its state of incorporation as the Corporation's Board of Directors may select; and

WHEREAS, this Corporation owns 100 shares of the common stock of Miller & Benson International, Ltd., a Delaware corporation ("M&B Delaware"), representing 100% of the issued and outstanding shares of the common stock of M&B Delaware; and

WHEREAS, this Corporation formed M&B Delaware for the express purpose of changing the Corporation's state of incorporation; and

WHEREAS, pursuant to the authority granted by the Court under the Plan, the Board of Directors of this Corporation has reviewed a form of Plan of Reorganization and Agreement of Merger, dated January 27th, 1992 (the "Agreement") between the Corporation and M&B Delaware, whereby the Corporation will merge into M&B Delaware, its wholly-owned subsidiary, with M&B Delaware being the surviving corporation, and with each share of the Corporation's common stock being exchanged for one (1) share of the common stock of M&B Delaware; and

WHEREAS, it is deemed that the execution and delivery of the Agreement and the consummation of the transactions contemplated therein would be in the best interests of this Corporation and its stockholders;

NOW, THEREFORE, BE IT RESOLVED, that the Agreement be, and hereby is, approved, and that any officer of the Corporation be, and hereby is, authorized and empowered to execute and deliver the Agreement on behalf of the Corporation, with


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such changes thereto as such officer deems appropriate, and to consummate the transactions contemplated thereby;

RESOLVED FURTHER, that each officer of the Corporation be, and hereby is, authorized and empowered to take all acts and to do all things necessary, desirable or appropriate to effect or to carry out the purpose and intent of the foregoing resolution;

RESOLVED FURTHER, that any and all acts of any officer or representative of this Corporation in furtherance of the transactions contemplated by the foregoing resolutions taken prior to the adoption of these resolutions are hereby confirmed, ratified, approved and adopted.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date first set forth above. This consent shall be filed with the records of corporate proceedings.


                                        /s/ Robert N. Weingarten
                                        ------------------------------------
                                        Robert N. Weingarten, Director



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                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

        THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER, dated as of January 27, 1992 (this "Agreement"), is entered into between Oil Securities, Inc., a Nevada corporation ("OSI") and Miller & Benson International, Ltd., a Delaware corporation ("M&B Delaware").

        WHEREAS, OSI has authorized 25,000,000 shares of common stock, par value $.05 ("OSI Common Stock"), of which there are 5,317,000 shares issued and outstanding on the date hereof;

        WHEREAS, M&B Delaware has authorized 250,000,000 shares of common stock, par value $.01 ("M&B Delaware Common Stock"), of which there are 100 shares issued and outstanding on the date hereof;

        WHEREAS, M&B Delaware has authorized 100,000,000 shares of preferred stock, par value $.01 ("M&B Delaware Preferred Stock"), none of which are issued and outstanding, and the terms of which have not been defined;

        WHEREAS, OSI owns 100 shares of M&B Delaware Common Stock, representing 100% of the issued and outstanding M&B Delaware Common Stock;

        WHEREAS, pursuant to OSI's Plan of Reorganization (the "Plan") approved by the United States Bankruptcy Court for the Central District of California (the "Court") on June 25, 1991, the Court has granted OSI the authority to change its state of incorporation;

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, OSI and M&B Delaware hereby agree as follows:

           1. Merger. Subject to the terms and conditions hereinafter set forth, OSI shall be merged with and into M&B Delaware with M&B Delaware being the surviving corporation. The Merger shall be effective if and when a properly executed certificate or agreement of merger consistent with the terms of this Agreement, the Nevada Revised Statutes of the State of Nevada (the "NRS") and the General Corporation Law of the State of Delaware (the "GCL") (together with any other documents required by law to be filed to effectuate the Merger) shall be filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, as appropriate (the "Effective Date" of the Merger).


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        2.  Governing Document. M&B Delaware shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation"), and the Surviving Corporation shall continue its existence under the laws of the State of Delaware. The Articles of Incorporation of M&B Delaware, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, [without change or amendment until thereafter amended] and the Bylaws of M&B Delaware as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, without change or amendment until thereafter amended.

        3. Succession. At the Effective Time the separate corporate existence of OSI shall cease and M&B Delaware shall succeed to OSI in the manner set forth in Section 253 of the GCL. OSI is sometimes referred to herein as the "Disappearing Corporation."

        4. Conversion of Shares. At the Effective time, by virtue of the Merger and without any action on the part of the holder thereof;

            4.1 Each share of the OSI Common Stock which is issued and outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid share of M&B Delaware Common Stock;

            4.2 The 100 shares of M&B Delaware Common Stock issued and outstanding on the date hereof and owned by OSI shall be cancelled and retired and shall resume the status of authorized and unissued shares of M&B Delaware Common Stock.

        5. Conditions to the Merger. The consummation of the Merger is subject to the condition that the Stock Exchange Agreement between OSI and the GIMA Parties (as defined therein), dated as of December 13, 1991, shall have been consummated.

        6. Stock Certificates. At and after the Effective Time of the Merger, all of the outstanding certificates which immediately prior to the Effective Time of the Merger evidence shares of OSI Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of M&B Delaware Common Stock into which the shares of OSI Common Stock have been converted as herein provided.

        7. Further Assurances. From time to time, as and when required by the Surviving Corporation, or by its successors or assigns, there shall be executed and delivered on behalf of the Disappearing Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it all such further


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and other action as shall be appropriate or necessary to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Disappearing Corporation and other wise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Disappearing Corporation or otherwise, to taken any and all such action and to execute and deliver any and all such deeds and instruments.

        8. Amendments: Abandonment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either OSI or M&B Delaware, or both, in their sole discretion and notwithstanding the authority granted by the Court pursuant to the Plan.

        9. Counterparts. In order to facilitation the filing and recording of this Agreement, this Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, OSI and M&B Delaware have cause this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        OIL SECURITIES, INC., a Nevada
                                        Corporation

                                        By: /s/
                                            ------------------------------------
                                            Its: Director

                                        MILLER & BENSON INTERNATIONAL,
                                        LTD., a Delaware Corporation

                                        By: /s/
                                            ------------------------------------
                                            Its: Director

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